                                                                      EXHIBIT 99


NEWS RELEASE


Contact:    Shareholder Relations
            Telephone: (734) 207-1210



Northville, Michigan, January 6, 1999. OIS Optical Imaging Systems, Inc. ("OIS" or the "Company") announced today that Mr. Rex Tapp has resigned from his positions as President, Chief Executive Officer and a Director of OIS, effective as of December 31, 1998. In light of the Company's recent shutdown of its manufacturing operations, Mr. Tapp has decided to pursue other opportunities. Mr. Tapp will, however, continue to provide consulting services to OIS through June 1999 in connection with a number of ongoing matters, including the orderly sale and liquidation of the Company's assets.

Mr. Charles C. Wilson, Executive Vice President and Chief Financial Officer of OIS, will act as President of the Company and manage its remaining affairs.

This press release contains statements that are not based on historical fact and are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Among other things, they regard the Company's liquidity, financial condition, operational matters and certain strategic initiatives and alternatives and their potential outcomes. Words or phrases denoting the anticipated results of future events, such as "anticipate," "believe," "estimate," "expects," "may," "not considered likely," "are expected to," "will continue," "project," and similar expressions that denote uncertainty are intended to identify such forward-looking statements. Additionally, from time to time, the Company or its representatives have made or may make oral or written forward-looking statements. Such forward-looking statements may be included in various filings made by the Company with the Securities and Exchange Commission, or in other press releases or oral statements made by or with the approval of an authorized executive officer of the Company. The Company's actual results, performance or achievements could differ materially from the results expressed in, or implied by, such forward-looking statements: (1) as a result of risks and uncertainties identified in the Company's publicly filed reports; (2) as a result of risks associated with its shut down plans; (3) as a result of factors over which the Company has no control, including the strength of domestic and foreign economies, the overall avionics display market, sales growth, competition and certain cost increases; and/or (4) if the factors on which the Company's conclusions are based do not conform to the Company's expectations.